SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 3, 2010

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

United Bankshares, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) on May 3, 2010 in Parkersburg, West Virginia. Two proposals were voted upon at the Meeting, which were: (1) the election of fourteen (14) persons to serve as directors of the Company for a one-year term expiring at the 2011 Annual Meeting; and (2) the ratification of the selection of Ernst & Young LLP, Charleston, West Virginia, as independent registered public accountants for the fiscal year ending December 31, 2010. The proposals are described in detail in the Proxy Statement mailed to shareholders on or about March 25, 2010 (the “Proxy Statement”). The results of the proposals appear below.

Proposal 1. Election of Directors:

	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Richard M. Adams	26,937,584	1,472,016	—	6,787,871
Robert G. Astorg	26,934,930	1,474,670	—	6,787,871
W. Gaston Caperton, III	25,033,277	3,376,323	—	6,787,871
Lawrence K. Doll	27,062,220	1,347,380	—	6,787,871
Theodore J. Georgelas	21,708,589	6,701,011	—	6,787,871
F. T. Graff, Jr.	26,779,435	1,630,165	—	6,787,871
John M. McMahon	25,144,451	3,265,149	—	6,787,871
J. Paul McNamara	27,083,868	1,325,732	—	6,787,871
G. Ogden Nutting	25,088,105	3,321,495	—	6,787,871
William C. Pitt, III	26,983,796	1,425,804	—	6,787,871
Donald L. Unger	26,980,254	1,429,346	—	6,787,871
Mary K. Weddle	28,012,484	397,116	—	6,787,871
Gary G. White	28,034,217	375,383	—	6,787,871
P. Clinton Winter, Jr.	24,983,544	3,426,056	—	6,787,871

Proposal 2. Ratification of the selection of Ernst & Young LLP as independent registered public accountants:

For	Against	Abstentions	Broker Non-Votes
33,836,300	1,303,360	57,811	—

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: May 7, 2010	By:	/S/ STEVEN E. WILSON
Steven E. Wilson, Executive Vice President,
Treasurer, Secretary and Chief Financial Officer